UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
WRIGHT EXPRESS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 19, 2010
By Fax and US Mail
Mark Lundvall
Fidelity Management and Research Company
One Spartan Way TS1E
Merrimack, NH 03054

Re:	Wright Express Corporation (the “Company”)
Wright Express Corporation 2010 Equity and Incentive Plan (the “2010 Plan”)
Dear Mr. Lundvall:
On behalf of the Company, I am writing to respond to certain concerns regarding the 2010 Plan that you have shared with us. As you know, the 2010 Plan is the subject of Proposal No. 2 in the Company’s proxy statement for the Annual Meeting of Stockholders scheduled to be held on May 21, 2010.
In response to your concerns, the Company’s management will, immediately subsequent to the 2010 meeting of the Company’s stockholders, recommend to the Company’s Board of Directors that clause (i) of Section 4(a)(1) of the 2010 Plan be amended to reduce the number of shares available for grant as specified in that clause from 8,152,500 to 3,800,000.
Please do not hesitate to contact me at 207-523-7103 if you have any questions.
Very truly yours,

Michael E. Dubyak
Chairman, President and
Chief Executive Officer